UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012 (November 13, 2012)

CIT Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrants’ telephone number, including area code: (212) 461-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

In mid-November, 2012, CIT sold at a gain to carrying value approximately $546 million in student loans that were in held for sale as of September 30, 2012. Most of student loans served as collateral for approximately $514 million in asset-backed securities (“ABS”) funded through CIT’s Goldman Sachs total return swap facilities (the “TRS”) and proceeds from the sale of these student loans were used to redeem the ABS on November 19, 2012 at par. The ABS redemption will decrease fourth quarter 2012 interest expense by approximately $6 million as a $40 million increase in interest expense from the acceleration of fresh start accounting (“FSA”) discount will be more than offset by $46 million in reimbursement of original issue discount (“OID”) related to the TRS. The redemption will also generate other income of up to $35 million in the fourth quarter of 2012 due to acceleration of the counterparty receivable accretion.

On November 14, 2012, CIT delivered notice to redeem on November 27, 2012 the remaining balance of approximately $481 million in principal amount of asset-backed securities issued by Education Funding Capital Trust III, a student lending securitization entity, at par. Substantially all of the student loans underlying this securitization are expected to be refinanced by CIT through the TRS during the fourth quarter of 2012. This redemption will increase fourth quarter 2012 interest expense by up to $82 million due to the acceleration of FSA discount amortization.

On November 13, 2012, CIT delivered notice to redeem on December 15, 2012 approximately $18 million in principal amount of senior debt securities issued by CIT under its pre-reorganization InterNotes retail note program at par. The debt securities subject to this redemption were among those debt securities that did not elect treatment under CIT’s Chapter 11 plan of reorganization. As a result, these debt securities were reinstated upon confirmation of such plan. This redemption will increase fourth quarter 2012 interest expense by up to $8 million due to the acceleration of FSA discount amortization.

These actions in the aggregate are expected to increase fourth quarter 2012 interest expense by up to $85 million and to increase other income by up to $35 million due to FSA- and OID-related items. The final amount of FSA acceleration will not be known until after the redemptions have occurred.

Forward-Looking Statements

     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker
	Name:	Scott T. Parker
	Title:	Executive Vice President & Chief Financial Officer

Dated: November 20, 2012

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